EXHIBIT 10.1

                                                                  EXECUTION COPY

                             SUPPLEMENTAL INDENTURE

                  This Supplemental Indenture is dated as of July 18, 2001, among THE DERBY CYCLE CORPORATION, a Delaware corporation ("DCC"), LYON INVESTMENTS B.V., a company organized under the laws of The Netherlands and a wholly owned subsidiary of DCC ("Lyon" and, together with DCC, the "Issuers"), as issuers, and THE BANK OF NEW YORK as successor to IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"). Each defined term used herein shall have the meaning assigned to it in the Indenture (hereinafter defined), unless the context hereof otherwise requires or provides.

                                    RECITALS

                  1. The Issuers and the Trustee have executed an Indenture dated as of May 14, 1998 (as amended or supplemented, the "Indenture") providing for the issuance of DM110,000,000 of the Issuers' 9 3/8% Senior Notes due 2008 (the "Securities").

                  2. Section 9.02 of the Indenture generally permits the Indenture to be amended or supplemented, or compliance with any provision of the Indenture or the Securities to be waived, with the written consent of the Holders of not less than a majority in principal amount of the Securities then outstanding.

                  3. The Issuers have received written consents of Holders of not less than a majority in the aggregate principal amount of the Securities outstanding as of June 13, 2001 (the record date fixed by the Issuers pursuant to the terms of the Indenture) to the amendments and the waiver of compliance with certain provisions of the Indenture contemplated by Section 1.01 hereof.

                  4. The Issuers have always treated their business and enterprises as being separate and independent business entities and have always held themselves out to the Holders and the Trustee as being separate and independent business entities.

                  The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the
Securities:

                                   ARTICLE I

              AMENDMENTS AND WAIVERS WITH RESPECT TO THE INDENTURE

                  Section 1.01 AMENDMENTS. The Indenture is hereby amended as follows:

                  (a)      Section 1.01 of the Indenture is amended as follows:

                           (i) by inserting the following new definitions in the appropriate alphabetic order:

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                  "Default Rate" means the interest rate on overdue installments of interest set forth in the Securities.

                  "Derby Nederland" means Derby Nederland B.V. together with its successors and assigns.

                  "DM Percentage" means on any particular date, the quotient of
                  (i) the Euro Equivalent of the principal amount of the Securities then outstanding, divided by (ii) the sum of (A) the Euro Equivalent of the principal amount of the Securities then outstanding plus (B) the Euro Equivalent of the principal amount of the Dollar Securities then outstanding.

                  "Dollar Indenture" means the Indenture (as supplemented from time to time), dated as of May 14, 1998, providing for the issuance of an aggregate principal amount of up to $100,000,000 of 10% Senior Notes due 2008 among DCC and Lyon, as issuers, and The Bank of New York as successor to IBJ Schroder Bank & Trust Company, in its capacity as trustee thereunder.

                  "Dollar Securities" means the securities issued under the Dollar Indenture.

                  "Dollar Trustee" means the party named as trustee in the Dollar Indenture until a successor trustee replaces it and, thereafter, means the successor trustee.

                  "Euro Equivalent" means on any particular date, (i) with respect to any amount denominated in Euros, such amount in Euros, (ii) with respect to any amount denominated in Deutschemarks, such amount divided by 1.95583 and (iii) with respect to any amount denominated in U.S. Dollars, the average of the amount of Euros which could be purchased by each of the Trustee and the Dollar Trustee (in accordance with their normal banking practices) in the London foreign currency deposit market with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

                  "Gazelle Sale" means the sale of Koninklijke Gazelle B.V. by Derby Nederland to Gazelle Holding B.V., pursuant to the terms and conditions of the Sale and Purchase Agreement, dated on or about June 14, 2001, among DCC, Derby Nederland and Gazelle Holding B.V. (a copy of which was delivered to the Trustee on June 14, 2001).

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                  "General Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by DCC or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than DCC or a Subsidiary), (ii) all or substantially all of the assets of any division or line of business of DCC or any Subsidiary or (iii) any other assets of DCC or any Subsidiary outside of the ordinary course of business of DCC or such Subsidiary; provided, however, that General Asset Dispositions shall not include (A) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
                  (B) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (C) the licensing of intellectual property, and (D) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of the term "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause (D), Purchase Money Securities shall be deemed to be cash.

                  "Modified Net Available Cash" from the Gazelle Sale means the DM Percentage of the aggregate amount of consideration payable to Lyon or Derby Nederland (including any deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to properties or assets that are the subject of the Gazelle Sale or received in any other non-cash form, and excluding Designated Non-Cash Consideration) therefrom, in each case net of (i) all legal, accounting and investment banking fees, and sales commissions, and all title and recording tax expenses,

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                  commissions and other fees and expenses incurred, and all
                  federal, state, provincial, local and foreign taxes required to be paid or accrued as a liability under U.S. GAAP or Dutch accounting principles, as a consequence of the Gazelle Sale, and (ii) all payments made by Derby Nederland or Lyon (whether directly or through any Affiliate) upon the closing of the Gazelle Sale on any Indebtedness (including any collateralisation of such Indebtedness (such amounts collectively referred to as "Cash Collateral"))or other amounts due under the Revolving Credit Agreement outstanding on the date of the closing of the Gazelle Sale.

                  (b) Section 4.06(a) of the Indenture is amended by deleting the words "DCC shall not, and shall not permit any Restricted Subsidiary to make any Asset Disposition unless" in the first sentence and inserting the following in place of the deleted text:

                  "DCC shall not, and shall not permit any Restricted Subsidiary or Unrestricted Subsidiary to, make any General Asset Disposition where the assets disposed of have a fair market value, as determined in good faith by the board of directors of DCC or such Restricted Subsidiary or Unrestricted Subsidiary, as applicable, that equals or exceeds $5,000,000. In addition, DCC shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless"

                  (c) Section 5.01 of the Indenture is amended by the addition of Section 5.01(c) to read as follows:

                  "(c)     Notwithstanding the foregoing, Sections 5.01(a) and
                  (b) shall not apply to the Gazelle Sale and the Gazelle Sale shall not be deemed a conveyance or transfer of all or substantially all of the assets of either of the Issuers or of any of the Note Guarantors under Sections 5.01(a) or (b), provided that each of the following conditions are met:

                           (i) the DM Percentage of the Euro Equivalent of the first $2,500,000 of the Modified Net Available Cash from the Gazelle Sale shall be delivered to Derby Nederland upon the closing of the Gazelle Sale and Derby Nederland shall, upon its receipt thereof, forthwith distribute such amount to Lyon (the "Lyon Distribution");

                           (ii) Lyon shall procure, and shall procure that Derby Nederland shall procure, that 100% of the Modified Net Available Cash from the Gazelle Sale (excluding the Lyon Distribution) (the "Gazelle Sale Proceeds") shall be forthwith and irrevocably paid from time to time

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                  directly to the Trustee (to be held by the Trustee for the benefit of the Holders in accordance with Sections 2.04 and 4.06(c)(2) for the purposes of making the interest payment under the Securities due on May 15, 2001 (the "May Interest Payment") and commencing one or more Offers pursuant to
                  Section 4.06) to be held by the Trustee in the following account (the "Account"):

                           The Bank of New York
                           ABA # 021-000-018
                           A/C # GLA/111-565
                           A/C Name: GFU - IBJW Account
                           Sub A/C # 134503
                           Ref: Derby Cycle Corporation;

                           (iii) Lyon shall procure that Derby Nederland shall take such actions as are necessary from time to time (and prior to any dissolution or insolvency proceeding of Derby Nederland) to effectuate transfers of the residual beneficial interests in any Gazelle Sale Proceeds received after the closing of the Gazelle Sale (after application thereof in accordance with the terms herein) from Derby Nederland to Lyon;

                           (iv) immediately prior to any portion of the Gazelle Sale Proceeds being deposited in the Account, Lyon shall deliver to the Trustee a written statement certified by an officer of the Issuers setting forth in reasonable detail computations evidencing the calculation of the amount of such portion of the Gazelle Sale Proceeds to be deposited in the Account;

                           (v) within 2 days of the closing of the Gazelle Sale, the Trustee shall apply the Gazelle Sale Proceeds in the Account to pay in full at the Default Rate the May Interest Payment;

                           (vi) within 7 days of the making of the May Interest Payment, Lyon will commence an Offer solely with respect to the Securities and the Dollar Securities pursuant to Section 4.06(b), (c) and (d) and Section 4.06(b), (c) and
                  (d) of the Dollar Indenture for an Offer Amount equal to 100% of the Gazelle Sale Proceeds held in the Account as of such date and 100% of the amount held in the account (the "Dollar Indenture Account") under Section 5.01(c)(ii) of the Dollar Indenture as of such date (the "Dollar Initial Gazelle Proceeds");

                           (vii) the Trustee and the Dollar Trustee shall combine the Dollar Initial Gazelle Proceeds in the Dollar Indenture Account with the Gazelle Sale Proceeds in the Account for purposes of purchasing Securities and Dollar Securities which are to be purchased in whole or in part in connection with an Offer;

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                           (viii)   the Issuers shall cause Derby Nederland to
                  deliver at the closing of the Gazelle Sale to the escrow agent for the escrow account established in connection with the Gazelle Sale (the "SPA Holdback Account") written notice irrevocably instructing such escrow agent to forthwith deliver the Gazelle Sale Proceeds released from the SPA Holdback Account from time to time to the Trustee for depositing in the Account;

                           (ix) DCC shall deliver at the closing of the Gazelle Sale to Chase Manhattan International Ltd., as facility agent and security agent under the Revolving Credit Agreement ("Chase"), written notice satisfactory to the Trustee irrevocably instructing Chase to forthwith deliver the DM Percentage of Cash Collateral released by Chase from time to time to the Trustee for depositing in the Account;

                           (x) within 7 days of any portion of the Gazelle Sale Proceeds being released from the SPA Holdback Account and deposited into the Account, Lyon shall, to the extent that more than EUR 5,000,000 is held by the Trustee in the Account at such time, commence an Offer solely with respect to the Securities and the Dollar Securities pursuant to Section 4.06(b), (c) and (d) and Section 4.06(b), (c) and (d) of the Dollar Indenture for an Offer Amount equal to 100% of the Gazelle Sale Proceeds held in the Account as of such date and 100% of the amounts held in the Dollar Indenture Account as of such date (the "Dollar Released Gazelle Proceeds");

                           (xi) the Trustee and the Dollar Trustee shall combine the Gazelle Sale Proceeds in the Account with the Dollar Released Gazelle Proceeds in the Dollar Indenture Account for purposes of purchasing Securities and Dollar Securities which are to be purchased in whole or in part in connection with an Offer;

                           (xii) Lyon shall only use the Lyon Distribution to make first priority secured revolving loans to DCC pursuant to the secured revolving note in substantially the form attached hereto as Exhibit A and, forthwith upon the earlier of January 15, 2002 or the closing of a sale or disposition of substantially all of the assets of DCC, Lyon shall procure that the Lyon Distribution be irrevocably paid to the Trustee (to be held by the Trustee for the benefit of the Holders in accordance with Section 2.04 and 4.06(c)(2) in the Account for the purpose of commencing one or more Offers pursuant to
                  Section 4.06); and

                           (xiii) until all of the Gazelle Sale Proceeds have been irrevocably paid to the Trustee, Lyon shall not incur any Indebtedness.

                           Subject to the provisions of Section 4.06(d), if the
                  terms of this Section 5.01(c) are inconsistent with the terms

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                  of Section 4.06, then the terms of this Section 5.01(c) shall govern. For the purposes of Section 5.01(c), the term "Lyon" shall include all successors or assigns of Lyon Investments B.V.

                                   ARTICLE II

                                  MISCELLANEOUS

                  Section 2.1 FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Supplemental Indenture.

                  Section 2.2 TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included in this Supplemental Indenture by the TIA, the required provision shall control.

                  Section 2.3 COUNTERPART ORIGINALS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

                  Section 2.4 HEADINGS. Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture, and shall in no way modify or restrict any of the terms of provisions hereof.

                  Section 2.5 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 2.6 SUCCESSORS AND ASSIGNS. All agreements of the Issuers and the Trustee in this Supplemental Indenture shall bind their successors. All Securityholders and every subsequent Holder of any Security shall be bound by this Supplemental Indenture.

                  Section 2.7 SEVERABILITY. In case any provision of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 2.8 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all

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purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  Section 2.9 NO THIRD PARTY BENEFITS. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Securityholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  Section 2.10 THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Issuers individually.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first written above.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ John Burdett
                                        ---------------------------------------
                                        Name:   John Burdett
                                        Title:  Chief Financial Officer


                                   LYON INVESTMENTS B.V.


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Managing Director


                                   THE BANK OF NEW YORK, as Trustee


                                   By:  /s/ Luis Perez
                                        ---------------------------------------
                                        Name:   Luis Perez
                                        Title:  Assistance Vice President